BYLAWS
                                           OF
                                 Municipal Systems,  Inc.


                                 Article  I  -  Bylaws

The Board of Directors (the "Directors") shall have the authority to formulate the bylaws of Municipal Systems, Inc. (the "Company") and to govern the affairs of the Company in accordance with those bylaws. Any restrictions placed upon the Directors with respect to the contents of the bylaws, shall only be to the extent that the bylaws are not consistent with the constitution or laws of the United States, the constitution or laws or of the state of Nevada and in particular, The Nevada Business Corporation Act, in Chapter 78, Title 7 of the Nevada Revised Statues, as amended.


                                Article  II  -  Seal

The Directors have determined that the Company shall conduct its business without making use of a "corporate seal", except to the extent that such seal shall be required by any governmental agency or other governing group, then the Directors may allow for the specific use of a seal. For purposes of the Company's stock certificates, the Company shall use a facsimile of a seal on which the words "SEAL" shall be placed, in order to conform with the practices of most corporations who have publicly traded securities.


                   Article  III  -  Capitalization of the Company

1]     The Company's Articles of Incorporation ("Articles") shall be the governing instrument to determine the number of shares which the company is authorized to issue and the class or series of any shares authorized for issuance. To the extent that the Articles designate only one class of security, such class shall represent the common stock of the Company.

2]     To the extent that the Articles designate that the Company may issue more than one class or series of security and if the shareholders do not designate as a part of the Articles, any rights, privileges, voting powers, preferences, limitations, restrictions or any other designations to differentiate this additional class from the common shares, then the Directors, upon majority vote, may at their sole desecration designate any special rights of such class or classes
(series or series' or other delineation). If any preferences are given to any security other than the common stock, and such preferences are not identified in the Articles, then the Directors shall file a certificate of designation, describing the preferences being given to such other security, with the Secretary of State of Nevada and such same information shall be conspicuously printed on each certificate issued which is representative of such security.

3]     Unless otherwise specifically stated in the Articles, the shares of the Company identified and designated as the "common stock" of the Company, shall be the only security of the Company to have the right to receive the net assets of the Company upon dissolution.

4]     To the extent that the Articles do not specifically withhold such right from the Directors or that the Articles do not specifically give such rights to the shareholders, the Directors may increase or decrease the number of authorized shares of a series or class of the Company's securities. Such action must correspond to an increase or decrease in the number of shares of that particular series or class of securities which are issued and outstanding at the time the Directors cause such increases or decrease to occur. Thus, the Directors, without a vote of the Company's shareholders, may forward split or reverse split the shares of any series or class of the Company's securities.

5]     To the extent that the Articles do not specifically withhold such right from the Directors or that the Articles do not specifically give such rights to the shareholders, the Directors shall have the authority to change the par value of any series or class of the Company's securities.

6]     If any action authorized by either the Directors or the
shareholders would result in fractional shares being issued, then the Directors shall issue "Scrip" rather than fractional shares. Shareholder holding Scrip shall pay to the Company such additional dollar amounts as are required in order for a whole share to be issued. The Scrip shall not have any rights attached thereto or any voting privileges associated therewith until exchanged for shares of that particular security for which the Scrip was issued. The shareholder receiving Scrip shall have a period of thirty (30) days to exercise the Scrip for the issuance of additional shares as set forth and contained on the Scrip; otherwise, the Scrip shall expire and the shareholder holding such Scrip shall have forfeited any rights relative thereto.

7]     The Directors have the authority to determine the value of any shares issued by the Company or to determine the consideration which the Company shall receive for the issuance of its shares. The determination of the adequacy of the consideration shall be the exclusive right of the Directors and shall be conclusive, except if such determination was made with fraudulent intent, and would include any tangible or intangible property or benefit to the Company. Such property or benefit may be defined as, but not limited to: a) a cash payment to the Company; b) a promissory note, secured or unsecured, payable to the Company; c) services performed for the benefit of the Company; d) a contract for services to be performed; and e) the exchange of one class of the Company's securities for another class of the Company's securities.

8]     The consideration received by the Company for the shares being issued need not be allocated equally to all parties giving consideration for the shares being issued. Thus, the value of the consideration being given for the shares being issued may vary based on the determination of the Directors.


9]     The Company may give a right, option or warrant (collectively referred to herein as the "Right") to any individual or entity to purchase its shares. This is limited to the extent that the Right, when exercised, does not exceed the Company's total number of shares authorized for issuance. The terms of purchase, the exercise price, the time period during which the Right can be exercised and any other pertinent information relative to such Right, must be conspicuously displayed on the document evidencing such Right.

10]     The shareholders of the Company do not have any preemptive rights to purchase or otherwise receive shares of the Company's securities, sole by the fact that such shareholders own shares of one or more of the Company's securities.

11]     The Company shall have the right to redeem one or more classes of its outstanding securities in an amount determined by formula or other extrinsic data or events, for such consideration as determined by the Directors. The consideration which the Company would give in exchange for its shares may be similar to that listed in paragraph 7 of
Article III of these bylaws, and under such terms and/or conditions or events, as the Directors shall determine.

12]     Inasmuch as the Nevada Business Corporation Act of the Nevada
Revised Statues, as amended, does not provide for any statutory provisions related to reducing the Company's capital, the Company will account for its "common stock" issued on its balance sheet by multiplying the number of shares issued and outstanding by the par value of each common share. Any dollar amounts received or the value of services or other consideration, which exceeds the computation for "common stock" as described in this paragraph, shall be account for in an account entitled "paid-in capital" or "capital in excess of par" or some similar designation.


                       Article  IV  -  Board  Of  Directors

1]     The number of individuals comprising the Directors shall be at least one in number. At either a meeting of the Directors or at a meeting of shareholders at which the Directors are elected, such number may be increased by a majority vote of the Directors or shareholders, respectively. The Directors shall not number more than thirteen (13) and prior to any individual being qualified as a Director, such individual, either elected or appointed, shall have attained the age of eighteen
(18) years.

2]     With respect to the long range plan of the Company's business affairs, the Directors shall have the authority and responsibility to direct the Company and to assign such duties and responsibilities to the Company's officers as the Directors deem appropriate.

3]     The Directors have the authority to act, without the vote of the
Company's shareholders, in any manner which the Directors deem appropriate, to the extent that such dealings are in the securities of an entity other than the Company or in the securities of any municipality.

4]     The Directors have no obligation to hold regular meetings. Any business requiring the affirmative vote of the majority of the Directors will require that the Chairman of the Board of Directors or if any other Director may so desire, give notice of a meeting to the Directors (see following paragraph number 5) or by resolution(s) signed by all Directors without a meeting (see following paragraph number 6).

5]     In order for the Directors to convene a meeting to transact such
Company business that a vote of the Directors is required, a majority of all of the Directors (a "Quorum of Directors") must be present. If a Quorum of Directors is present, unless otherwise called for by these bylaws, the Articles or the Nevada Business Corporation Act of the Nevada Revised Statues, as amended, a majority vote of the Directors is sufficient for the action requiring a vote, to be enacted.

6]     A meeting of the Directors need not occur nor is notice required to be given, if all Directors vote in favor of the proposition and do so in writing and a record of the proposition and the vote is retained in the Company's records.

7]     The term of service of each Director shall be for at least one year or until the Company's next annual meeting. The Directors shall set the date, time and place for the annual meeting of shareholders. In the event that an annual meeting of shareholders is not held on an annual basis, then each Director shall continue to serve in their capacity and discharge their duties until a successor has been elected. In the event that one or more Directors resign, the remaining Directors, regardless of the number, may appoint one or more individuals to serve as Directors.

8]     Directors shall be reimbursed for costs and expenses paid to third parties and incurred during the performance of their duties, unless otherwise adopted by resolution of a Quorum of Directors. The amount of any compensation to be paid to Directors for their services, shall be determined by resolution of the Directors at a fixed sum amount. Nothing herein contained shall be construed to prelude any Director from serving the Company in any other capacity and receiving compensation therefor.


                                Article  V  -  Shareholders

1]     To the extent that the Company only has common stock outstanding, each shareholder shall be entitled to one vote for each share held. To determine if a shareholder is eligible to vote, such individual or entity must be a shareholder on the "record date", which date shall be set by the Directors. If an entity or individual is the owner of the Company's shares; however, the shares are being held in the name of a nominee, a brokerage firm, a clearing house or under any other such arrangement, the purpose of which is for the convenience of the shareholder and not as a deceptive device to avoid disclosure of the number of shares owned by such shareholder, then upon receipt of an omnibus proxy from the shareholder of record, the actual owner of the Company's shares may vote such shares in the manner desired.


2] If notice of a meeting of the Company's shareholders is given, a majority of the shareholders of the Company ("Quorum of Shareholders") must be present to vote on any proposition. Matters requiring a vote of shareholders can be enacted and declared effective if a majority of the Quorum of Shareholders present vote in the affirmative for the proposition.

3]     Without a vote of the majority of the Company's shareholders at a meeting where a Quorum of Shareholders are present, matters can not be enacted and declared effective with respect to selling, assigning, transferring or otherwise disposing of all of the Company's assets. Nevertheless, the Directors have the authority to pledge, mortgage, secure indebtedness or otherwise encumber all or substantially all of the Company's assets for such purposes as the Directors deem appropriate and are in the best interest of the Company's shareholders. Additionally, the Directors are authorized to sell, purchase, hold or transfer the Company's securities for the purpose of obtaining cash or other assets or properties. All of these activities, except where a vote of shareholders of the Company is specifically called for, can be transacted by a majority vote of the Directors.

4]     A meeting of shareholders need not occur nor is notice required to be given, if a Quorum of Shareholders vote in the affirmative in writing, and a record of the proceedings and the vote, is retained in the Company's records. Such a vote requires that the entire Quorum of Shareholders vote in the affirmative, unless if more than a majority of all shareholders vote, only a majority of all of the Company's shareholders is required.

5]     If a vote of shareholders is required pursuant to a merger or exchange of shares with another corporation, then the Company's shareholders shall have the right to dissent and receive payment of the fair value of such shareholder's shares in the Company. The Company's shareholders shall not be entitled to a right to dissent if: a) the Company's shares of stock entitled to vote are listed on a national securities exchange, listed as a part of the national market system on the NASDAQ system, or there are at least 2,000 shareholders of record of the Company's shares entitled to vote.


                                 Article  VI  -  Officers

1]     The Directors shall appoint such number of officers as the
Directors deem appropriate. Not withstanding the foregoing, the following offices of the Company must be filled by individuals appointed by the Directors: a) president; b) secretary; c) treasurer. To the extent that the Directors deem it advisable, the Directors may delegate to the aforementioned officers the right to appoint such other officers as such officers deem advisable.

2]     The officers of the Company shall be elected or appointed by the
Directors in the manner described in paragraph 1 of Article VI. Unless otherwise agreed to by contract, the officers of the Company serve in their respective positions at the discretion of the Directors or at the discretion of such other officers as the Directors have delegated. The Directors are responsible to assure that the offices of president, secretary and treasurer are at all times occupied by an individual. One individual may, at the discretion of the Directors, serve the Company in the capacities of president, secretary and treasurer.

3]     Unless determined otherwise by the Directors, the president of the Company shall also be given the title of principal executive officer or the chief executive officer of the Company. In such capacity, unless another officer is specifically appointed for such purpose, and subject to the ultimate direction of the Directors, shall supervise and control all of the business and affairs of the Company. The president shall preside, under the direction of the Directors, at all meetings of the Company's shareholders, either annual meetings or special meetings. The presidents signature, and if required by the document, the signature of the secretary of the Company, shall validate and/or bind the Company with respect to all matters, including, but not limited to, certificates of the Company representing equity or debt instruments, any deeds, mortgages, contracts or other documents.

4]     In addition to any other duties or obligations assigned to the office of vice president, in the absence of the president due to death, disablement, or other inability to act, the vice president shall exercise and perform the duties of the president.

5]     The secretary shall keep the minutes of any meeting of the
Company's shareholders and if so requested, of any meeting of the Directors. The secretary shall be responsible for giving or for supervising the giving of all "notices" of meetings and shall perform such other duties as from time to time may be assigned by the president or by the Directors.

6]     Unless otherwise designated by the by the Directors, the
treasurer of the Company shall also be given the title of principal financial officer or the chief financial officer and the principal accounting officer of the Company. If required by the Directors, the treasurer shall be under a bond for the faithful discharge of the duties and responsibilities of such office. These duties would include but not be limited to: a) maintaining records and save keeping all of the Company's funds and securities; b) establish such bank accounts as instructed by the Directors; c) supervise the preparation of financial statements and the filing of such financial statements with such regulatory agencies as may be required.

7]     Unless covered by contract, the compensation to be paid to each officer shall be determined from time to time by the Directors and no officer shall be prevented from receiving compensation as an officer if such officer is also a director of the Company.


                             Article  VII  -  Other Matters

1] The annual meeting of the shareholders or any special meeting of the shareholders of the Company's shall be held on such date, at such place and at such time as determined by the Directors. The failure of the Directors to call for an annual meeting of shareholders shall in no way effect the legality of the Company's existence and the continuation of the Directors to conduct their duties and obligations.

2]     The Directors may, at their discretion, declare dividends in cash or in shares of the Company's securities, to the extent that in so doing, the Company does not become insolvent or that the liabilities of the Company would exceed the Company's total assets.

3]     The Company shall indemnify its directors, officers, employees and agents in any action which is brought against them by or in the right of the Company or in any action which is brought against them other than by or in the right of the Company. By acceptance of a directorship, by taking any action which would be synonymous with that of a duly appointed officer or any activities which an employee or agent undertakes believing such to be authorized by any individual representing the Company as an officer and/or director, the Company represents to have entered into an agreement with such individual for purposes of indemnification. Such agreement provides that the expenses, including attorneys' fees and any "out of pocket costs" incurred or the loss of income arising from time commitments necessary to defend a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the of the action, suit or proceeding. The termination of the suit by judgment, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that the person being indemnified did not act in accordance to such person's belief that the best interests of the Company and that of its shareholders were not the prevailing motive in such persons conduct. Thus, unless evidence is presented against the person being indemnified that such person acted willfully and in a grossly negligent manner in direct violation of existing statues, the Company shall indemnify such individual in possible respects.

4]     The registered office of the Company in the state of Nevada is
The Corporation Trust Co. of Nev., One East 1st Street, Reno, Nevada 89501. The Company shall provide to its registered agent located at the registered office such information as is required by Section 78.105(1), as amended by Ch. 442, Laws 1991.

5]     Certificates representing shares of the Company's equity and debt securities (if any) shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the president and by the secretary of the Company. The name and address of the shareholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Company, which may be maintained by the Secretary, the Treasurer or an agent for the Company as designated by the Directors. All certificates surrendered to the Company or its agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. In such case where a certificate is lost, destroyed or mutilated, a replacement certificate may be issued upon such terms and indemnity to the Company as the Directors may prescribe.

These bylaws replace any and all bylaws that were previously adopted by the board of directors. These bylaws were reviewed, approved and adopted by Municipal Systems, Inc.'s board of directors on Monday, December 23, 1996, and represent the governing document with respect to those matters described herein, until such time as these bylaws shall be amended or otherwise revised by the board of directors.


          Dated:  December 23, 1996

          /s/ Denny W. Nestripke, Secretary